EXHIBIT (a)(5)(iv)

EXHIBIT (a)(5)(iv)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Schedule TO Issuer Tender Offer Statement to Registration Statement No. 333-15973 of our reports dated October 20, 1999 and October 17, 2000 appearing in the August 31, 1999 and 2000 Annual Reports of Merrill Lynch Senior Floating Rate Fund, Inc., respectively.

/s/ Deloitte & Touche LLP

New York, New York
September 17, 2001